Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Third Quarter Fiscal 2022 Results

Third Quarter Highlights Include:
Record bookings of $295 million yielding book-to-bill of 1.17
Well-positioned to return to organic growth with record backlog of $996 million
Refinanced and increased revolving credit facility to $1.1 billion
Executing 1MPACT value creation initiative as planned

ANDOVER, Mass. May 3, 2022 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal 2022, ended April 1, 2022.
Management Comments
“The Company delivered solid results for the third quarter of fiscal 2022,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Record bookings of $295 million increased 41% year over year and 25% sequentially yielding a book-to-bill of 1.17. With record backlog of $996 million, we are well-positioned for a return to organic growth and margin expansion in the fourth quarter and into fiscal 2023. We continue to manage risk associated with industry headwinds across the supply chain and labor market which are expected to continue into the fourth quarter. We refinanced our revolving credit facility increasing our borrowing capacity to $1.1 billion and renewing the 5-year term to support our growth through organic investment and strategic acquisitions. In addition, we continue to execute our 1MPACT value-creation initiative progressing as planned with a focus on working capital improvement, asset efficiency and margin expansion.”

Third Quarter Fiscal 2022 Results
Total Company third quarter fiscal 2022 revenues were $253.1 million, compared to $256.9 million in the third quarter of fiscal 2021. The third quarter fiscal 2022 results included an aggregate of approximately $19.3 million of revenue attributable to the Pentek, Avalex Technologies and Atlanta Micro acquired businesses.

Mercury Reports Third Quarter Fiscal 2022 Results, Page 2

Total Company GAAP net income for the third quarter of fiscal 2022 was $4.1 million, or $0.07 per share, compared to $15.6 million, or $0.28 per share, for the third quarter of fiscal 2021. Adjusted earnings per share (“adjusted EPS”) was $0.57 per share for the third quarter of fiscal 2022, compared to $0.64 per share in the third quarter of fiscal 2021.
Third quarter fiscal 2022 adjusted EBITDA for the total Company was $52.5 million, compared to $54.8 million for the third quarter of fiscal 2021.
Cash flows from operating activities in the third quarter of fiscal 2022 were $(4.3) million, compared to $23.2 million in the third quarter of fiscal 2021. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(10.3) million for the third quarter of fiscal 2022 and $13.2 million for the third quarter of fiscal 2021.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the third quarter of fiscal 2022 were $295.4 million, yielding a book-to-bill ratio of 1.17 for the quarter.
Mercury’s total backlog at April 1, 2022 was $996.0 million, a $102.3 million increase from a year ago. Of the April 1, 2022 total backlog, $637.6 million represents orders expected to be recognized as revenue within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2022. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Third Quarter and Fiscal 2022 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. All references in this press release to the fourth quarter of fiscal 2022 and full fiscal 2022 are to the period ending July 1, 2022.

For the fourth quarter of fiscal 2022, revenues are forecasted to be in the range of $301.5 million to $321.5 million. GAAP net income for the fourth quarter is expected to be approximately $30.1 million to $35.5 million, or $0.53 to $0.63 per share, assuming no incremental acquisition costs, other non-operating adjustments, or non-recurring financing in the period, and approximately 56.3 million weighted average diluted shares outstanding.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

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Adjusted EBITDA for the fourth quarter of fiscal 2022 is expected to be in the range of $81.1 million to $88.1 million. Adjusted EPS is expected to be in the range of $0.96 to $1.06 per share.
For the full fiscal year 2022, revenues are forecasted to be in the range of $1.00 billion to $1.02 billion, and GAAP net income of $24.4 million to $29.3 million, or $0.44 to $0.52 per share, assuming no incremental acquisition costs, other non-operating adjustments, or non-recurring financing in the period, and approximately 55.9 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $210.0 million to $217.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.34 to $2.44 per share.
Recent Highlights
March – Mercury Systems announced that Steve Ratner will be joining the Company as senior vice president and chief human resources officer, effective May 2, 2022. Reporting to president and chief executive officer Mark Aslett, Mr. Ratner will be focused on building a world-class team and supporting the business in its pursuit of growth and scale.
March – Mercury announced it received a $4 million order from a leading commercial technology company for advanced silicon packaging to be used in electronic warfare, AESA beamforming and C4ISR systems. The order was received in Mercury’s fiscal 2022 third quarter and is expected to be delivered over the next several quarters.
March – Mercury announced it received a $24 million contract award from a leading defense prime contractor for avionics systems to be used in a rotary wing platform for the vertical heavy lift market. The order was booked in the Company’s fiscal 2022 third quarter and is expected to be shipped over the next several quarters.
March – Mercury announced the new rugged distributed processing (RDP) rackmount server series, revolutionary data center-class servers designed to deliver GPU parallel computing resources over high-speed Ethernet networks. These high-performance computing (HPC) servers are optimized for size, weight, and power (SWaP)- constrained, compute-intensive, low-latency workloads at the edge such as sensor processing, artificial intelligence (AI) and data analytics.
March – Mercury announced the new RFS1140 System-in-Package (SiP), a first to combine powerful state-of-the-art FPGA processing with Jariet Technologies’ high-speed data converters
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at chip scale and manufactured in a trusted U.S. microelectronics facility. By delivering the latest commercially developed integrated circuits, Mercury’s SiP devices revolutionize edge processing applications by maximizing performance in a trusted, highly customizable architecture.
March – Mercury announced it was named one of the Boston Business Journal (BBJ) Middle Market Leaders, a ranking of the 50 fastest-growing companies in Massachusetts, for the third straight year. Mercury ranked number 20 based on its 2019 to 2021 revenue growth and joins other rapidly growing Massachusetts-based companies on the exclusive list including Moderna, HubSpot and Rapid7.
March – Mercury announced it received a $3.6 million order from a leading defense prime contractor for electro-optical / infrared (EO/IR) image processing systems for an airborne surveillance application. The order was booked in the Company’s fiscal 2022 second quarter and is expected to be shipped over the next several quarters.
March – Mercury announced that Church Hutton joined the Company as vice president, government relations, effective March 7, 2022. Reporting to chief growth officer Mitch Stevison, Mr. Hutton will lead an enhanced government relations practice at the federal and state level aligned with the Company’s growth objectives.
March – Mercury announced it received a $21.3 million follow-on order from a leading defense prime contractor for high-definition video recorders to be used on an airborne fighter platform. The order was received in Mercury’s fiscal 2022 second quarter and is expected to be delivered over the next several quarters.
March – Mercury announced it received a $7.4 million order from a leading defense prime contractor for active-matrix LCD (AMLCD) modules to be used in a large area multi-function display cockpit application. The order was received in Mercury’s fiscal 2022 second quarter and is expected to be delivered over the next several quarters.
February – Mercury announced it received a $165 million firm-fixed-price indefinite-delivery/indefinite-quantity (IDIQ) contract award from the U.S. Air Force for secure flight data recorders in support of the secure mission data systems (SMDS) on the service’s F-16 fleet. These flight data recorders will help provide improved performance, security and reliability for the F-16’s current and future mission needs. The award received in the Company’s fiscal 2022 third quarter
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included an initial $16.4 million order and has a 72-month planned performance and shipment period.
February – Mercury announced the new FIOVU-2180 and CIO10-2080 6U OpenVPX™ avionics modules, the first safety-certifiable multicore modules on the market to incorporate the latest Intel® Xeon® D-1700 processors (former code name Ice Lake D). Power-efficient, rugged, and reliable, the new avionics modules deliver processing performance 2–3x that of previous generations and are ideally suited for mission-critical applications such as flight computing, platform management and artificial intelligence (AI).
February – Mercury announced the implementation of an equity retention plan for certain Mercury employees whose continuing efforts are critical to the Company’s success. The plan is intended to recognize the recipients’ substantial contributions, to retain and motivate the recipients in the current challenging industry environment and labor market, and to reinforce the alignment of the recipients’ interests with the Company’s shareholders.
January – Mercury announced it was awarded a $17 million contract to provide crucial RF microelectronics supporting missile capabilities of the U.S. and its allies in ensuring 21st-century air dominance. These multi-channel digital RF assemblies will help provide real-time signals intelligence data, speeding information to the warfighter. The award was received in the company’s fiscal 2022 first quarter and is expected to be shipped over the next several quarters.
January – Mercury announced the Model 5585 and Model 5586 SOSA aligned Xilinx Virtex UltraScale+™ high-bandwidth memory (HBM) FPGA 3U VPX modules. These are the first open architecture 3U products on the market to feature HBM (memory directly integrated on the FPGA chip), offering a 20x increase in memory bandwidth over traditional DDR4 memory. This innovative design dramatically boosts signal processing speeds to support size, weight and power (SWaP)-constrained compute-intensive applications such as electronic warfare, radar, signals intelligence and big data.
January – Mercury announced the new RFM3202 sensor open systems architecture (SOSA) aligned wideband transceiver for demanding spectrum processing applications. With four high-bandwidth frequency-conversion channels, the new RFM3202 can achieve what previously required multiple products, enabling much-needed capabilities for smaller platforms.
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Conference Call Information
Mercury will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, May 3, 2022, to discuss the third quarter fiscal 2022 results and review its financial and business outlook going forward.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a minimum of 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
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Mercury Reports Third Quarter Fiscal 2022 Results, Page 7

About Mercury Systems – Innovation That Matters®
Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Third Quarter Fiscal 2022 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2022 business performance and beyond and the Company’s plans for growth, cost savings and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

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Mercury Reports Third Quarter Fiscal 2022 Results, Page 9

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

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Mercury Reports Third Quarter Fiscal 2022 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	April 1,	July 2,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$91,694	$113,839
Accounts receivable, net	124,771	128,807
Unbilled receivables and costs in excess of billings	242,304	162,921
Inventory	259,614	221,640
Prepaid income taxes	10,214	782
Prepaid expenses and other current assets	26,448	15,111
Total current assets	755,045	643,100

Property and equipment, net	125,709	128,524
Goodwill	937,752	804,906
Intangible assets, net	365,496	307,559
Operating lease right-of-use assets	68,970	66,373
Other non-current assets	6,865	4,675
Total assets	$2,259,837	$1,955,137

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$90,338	$47,951
Accrued expenses	35,442	24,652
Accrued compensation	36,241	40,043
Deferred revenues and customer advances	20,784	38,177
Total current liabilities	182,805	150,823

Deferred income taxes	29,598	28,810
Income taxes payable	8,160	7,467
Long-term debt	451,500	200,000
Operating lease liabilities	72,436	71,508
Other non-current liabilities	14,894	12,383
Total liabilities	759,393	470,991

Shareholders’ equity:
Preferred stock	—	—
Common stock	556	552
Additional paid-in capital	1,131,017	1,109,434
Retained earnings	368,859	374,499
Accumulated other comprehensive income (loss)	12	(339)
Total shareholders’ equity	1,500,444	1,484,146
Total liabilities and shareholders’ equity	$2,259,837	$1,955,137
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Mercury Reports Third Quarter Fiscal 2022 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Third Quarters Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Net revenues	$253,075	$256,857	$698,468	$673,154
Cost of revenues(1)	153,321	151,234	423,083	390,745
Gross margin	99,754	105,623	275,385	282,409

Operating expenses:
Selling, general and administrative(1)	39,261	38,250	113,027	102,750
Research and development(1)	25,387	30,218	82,604	85,763
Amortization of intangible assets	16,077	12,717	45,813	28,091
Restructuring and other charges	6,348	(4)	22,424	2,244
Acquisition costs and other related expenses	2,726	2,730	7,524	4,966
Total operating expenses	89,799	83,911	271,392	223,814

Income from operations	9,955	21,712	3,993	58,595

Interest income	110	34	124	166
Interest expense	(1,664)	(549)	(3,353)	(622)
Other expense, net	(2,160)	(200)	(4,898)	(2,027)

Income (loss) before income taxes	6,241	20,997	(4,134)	56,112
Income tax provision	2,102	5,362	1,506	11,993
Net income (loss)	$4,139	$15,635	$(5,640)	$44,119

Basic net earnings (loss) per share	$0.07	$0.28	$(0.10)	$0.80

Diluted net earnings (loss) per share	$0.07	$0.28	$(0.10)	$0.80

Weighted-average shares outstanding:
Basic	55,590	55,146	55,495	55,033
Diluted	56,027	55,526	55,495	55,434

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$467	$559	$1,348	$1,223
Selling, general and administrative	$6,845	$6,088	$20,438	$17,383
Research and development	$1,575	$764	$4,476	$3,259

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Mercury Reports Third Quarter Fiscal 2022 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Third Quarters Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Cash flows from operating activities:
Net income (loss)	$4,139	$15,635	$(5,640)	$44,119
Depreciation and amortization	24,465	19,960	70,021	46,241
Other non-cash items, net	8,365	5,704	19,930	18,602
Changes in operating assets and liabilities	(41,221)	(18,114)	(83,745)	(38,909)

Net cash (used in) provided by operating activities	(4,252)	23,185	566	70,053

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(61,626)	(243,255)	(305,263)
Purchases of property and equipment	(6,072)	(9,955)	(19,476)	(34,708)
Proceeds from sale of investment	—	—	—	1,538
Other investing activities	17	—	(3,214)	—

Net cash used in investing activities	(6,055)	(71,581)	(265,945)	(338,433)

Cash flows from financing activities:
Proceeds from employee stock plans	—	11	2,516	3,199
Borrowings under credit facilities	—	—	251,500	160,000
Payments of deferred financing and offering costs	(2,662)	—	(2,662)	—
Payments for retirement of common stock	(217)	—	(7,716)	(66)

Net cash (used in) provided by financing activities	(2,879)	11	243,638	163,133

Effect of exchange rate changes on cash and cash equivalents	(289)	(411)	(404)	352

Net decrease in cash and cash equivalents	(13,475)	(48,796)	(22,145)	(104,895)

Cash and cash equivalents at beginning of period	105,169	170,739	113,839	226,838

Cash and cash equivalents at end of period	$91,694	$121,943	$91,694	$121,943
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Mercury Reports Third Quarter Fiscal 2022 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

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Mercury Reports Third Quarter Fiscal 2022 Results, Page 14

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third-party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various
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Mercury Reports Third Quarter Fiscal 2022 Results, Page 15

initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Net income (loss)	$4,139	$15,635	$(5,640)	$44,119
Other non-operating adjustments, net	938	(775)	1,581	(960)
Interest expense, net	1,554	515	3,229	456
Income tax provision	2,102	5,362	1,506	11,993
Depreciation	8,388	7,243	24,208	18,150
Amortization of intangible assets	16,077	12,717	45,813	28,091
Restructuring and other charges	6,348	(4)	22,424	2,244
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	3,497	3,260	9,245	7,070
Fair value adjustments from purchase accounting	16	182	(1,715)	182
Litigation and settlement expense, net	320	312	1,202	750
COVID related expenses	182	2,745	639	8,373
Stock-based and other non-cash compensation expense	8,935	7,565	26,400	22,371
Adjusted EBITDA	$52,496	$54,757	$128,892	$142,839

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2022 Results, Page 16

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Cash (used in) provided by operating activities	$(4,252)	$23,185	$566	$70,053
Purchases of property and equipment	(6,072)	(9,955)	(19,476)	(34,708)
Free cash flow	$(10,324)	$13,230	$(18,910)	$35,345

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2022 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarters Ended
	April 1, 2022		April 2, 2021
Net income and earnings per share	$4,139	$0.07	$15,635	$0.28
Other non-operating adjustments, net	938		(775)
Amortization of intangible assets	16,077		12,717
Restructuring and other charges	6,348		(4)
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	3,497		3,260
Fair value adjustments from purchase accounting	16		182
Litigation and settlement expense, net	320		312
COVID related expenses	182		2,745
Stock-based and other non-cash compensation expense	8,935		7,565
Impact to income taxes(1)	(8,248)		(6,187)
Adjusted income and adjusted earnings per share	$32,204	$0.57	$35,450	$0.64

Diluted weighted-average shares outstanding		56,027		55,526

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2022 Results, Page 18

	Nine Months Ended
	April 1, 2022		April 2, 2021
Net (loss) income and (loss) earnings per share	$(5,640)	$(0.10)	$44,119	$0.80
Other non-operating adjustments, net	1,581		(960)
Amortization of intangible assets	45,813		28,091
Restructuring and other charges	22,424		2,244
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	9,245		7,070
Fair value adjustments from purchase accounting	(1,715)		182
Litigation and settlement expense, net	1,202		750
COVID related expenses	639		8,373
Stock-based and other non-cash compensation expense	26,400		22,371
Impact to income taxes(1)	(23,221)		(18,486)
Adjusted income and adjusted earnings per share	$76,728	$1.38	$93,754	$1.69

Diluted weighted-average shares outstanding		55,780		55,434

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2022 Results, Page 19

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Organic revenue	$233,747	$256,857	$600,336	$672,937
Acquired revenue	19,328	—	98,132	217
Net revenues	$253,075	$256,857	$698,468	$673,154

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2022 Results, Page 20

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending July 1, 2022
Fiscal Year Ending July 1, 2022
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending		Fiscal Year Ending
	July 1, 2022(1)		July 1, 2022(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income	$30,100	$35,500	$24,400	$29,300

Adjust for:
Other non-operating adjustments, net	—	—	1,600	1,600
Interest expense, net	1,900	1,900	5,200	5,200
Income tax provision	8,500	10,100	10,000	12,100
Depreciation	9,000	9,000	33,200	33,200
Amortization of intangible assets	15,800	15,800	61,600	61,600
Restructuring and other charges	3,300	3,300	25,800	25,800
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	600	600	9,800	9,800
Fair value adjustments from purchase accounting	200	200	(1,500)	(1,500)
Litigation and settlement expense, net	—	—	1,200	1,200
COVID related expenses	—	—	600	600
Stock-based and other non-cash compensation expense	11,700	11,700	38,100	38,100
Adjusted EBITDA expectation	$81,100	$88,100	$210,000	$217,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2022 Results, Page 21

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending July 1, 2022
Fiscal Year Ending July 1, 2022
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending July 1, 2022(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$30,100	$0.53	$35,500	$0.63
Other non-operating adjustments, net	—		—
Amortization of intangible assets	15,800		15,800
Restructuring and other charges	3,300		3,300
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	600		600
Fair value adjustments from purchase accounting	200		200
Litigation and settlement expense (income), net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	11,700		11,700
Impact to income taxes(2)	(7,500)		(7,500)
Adjusted income and adjusted earnings per share expectation	$54,200	$0.96	$59,600	$1.06

Diluted weighted-average shares outstanding expectation		56,300		56,300

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2022 Results, Page 22

	Fiscal Year Ending July 1, 2022(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$24,400	$0.44	$29,300	$0.52
Other non-operating adjustments, net	1,600		1,600
Amortization of intangible assets	61,600		61,600
Restructuring and other charges	25,800		25,800
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	9,800		9,800
Fair value adjustments from purchase accounting	(1,500)		(1,500)
Litigation and settlement expense, net	1,200		1,200
COVID related expenses	600		600
Stock-based and other non-cash compensation expense	38,100		38,100
Impact to income taxes(2)	(30,600)		(30,200)
Adjusted income and adjusted earnings per share expectation	$131,000	$2.34	$136,300	$2.44

Diluted weighted-average shares outstanding expectation		55,900		55,900

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY